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                                                                   Exhibit 10.26
                                                                   -------------

                                  WORK LETTER
                                  -----------

     This WORK LETTER, dated July 27, 1999 (this "WORK LETTER"), is made and entered into by and between ARE-104 ALEXANDER ROAD, LLC, a Delaware limited liability company ("LANDLORD"), and PARADIGM GENETICS, INC., a North Carolina corporation ("TENANT"), and is attached to and made a part of the Lease Agreement dated July 27, 1999 (the "LEASE"), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

                                    RECITALS

     A. Landlord has entered into or is entering into a Ground Lease Agreement (the "GROUND LEASE") with Triangle Service Center, Inc., a North Carolina corporation ("GROUND LESSOR"), pursuant to which Landlord has leased or is leasing approximately 6.084 acres of land more fully described in Exhibit A-1 attached to the Lease (the "SITE"). Pursuant to the Ground Lease, the Site will be cleared and graded prior to the commencement of the term of the Ground Lease.

     B. Subject to the terms and conditions of the Lease, Landlord has agreed to cause to be constructed on the Site, or to permit to be constructed on the Site, certain improvements including, but not limited to, a first-class scientific research and development building containing approximately 53,750 rentable square feet (the "BUILDING") and a commercial greenhouse, headhouse, and growth room facility containing approximately 5,000 rentable square feet (the "GREENHOUSE").

     C. This Work Letter contains the agreements of the parties with respect to the design and construction of the shell and core of the Building, the site improvements appurtenant to the Building, all fixed and permanent improvements to the Building (commonly referred to as the "tenant improvements"), and all components of the Greenhouse.

                                   AGREEMENT

     1.  General Requirements.
         --------------------

          1.1.  Tenant's Authorized Representative.  Tenant designates Larry
                ----------------------------------
Daquioag and Stanford White & Associates (collectively, "TENANT'S REPRESENTATIVE") as the only persons authorized to initial or approve plans, drawings, or change orders or otherwise to act for Tenant pursuant to this Work Letter. Stanford White & Associates shall act for Tenant during any period that Mr. Daquioag is not available. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry, or other communication ("COMMUNICATION") from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing and has been initialed or approved in writing by Tenant's Representative. Tenant may change Tenant's Representative at any time upon not less than 5 business days advance Notice to Landlord. No period set forth herein for any approval of any matter by Tenant shall be extended by reason of any change in Tenant's Representative. Neither Tenant nor Tenant's Representative shall be
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authorized to direct Landlord's contractors in the performance of "LANDLORD'S
WORK" (as hereinafter defined) except as may be expressly provided otherwise herein.

          1.2.  Development Schedule. The schedule for design and development of
                --------------------
the "BASE BUILDING WORK" (as defined below), the "TENANT IMPROVEMENTS" (as defined below), and the Greenhouse, including, without limitation, the time periods for preparation, delivery, review, and approval of construction documents and performance pursuant to such documents, shall be in accordance with the Development Schedule attached hereto as Schedule A, subject to adjustment as mutually agreed by the parties in writing or as provided in this Work Letter (the "DEVELOPMENT SCHEDULE").

          1.3.  Architects, Consultants and Contractors. The architect (the
                ----------------------------------------
"PROJECT ARCHITECT"), engineers, designers, and general contractor (the "PROJECT CONTRACTOR") responsible for the design, development, and construction of the Base Building Work and other components of the Project as a whole (collectively, the "PROJECT WORK"), the architect (the "TI ARCHITECT"), engineers, designers, and general contractor (the "TI CONTRACTOR") responsible for the design, development, and construction of the Tenant Improvements, and the general contractor (the "GREENHOUSE CONTRACTOR") responsible for the construction of the Greenhouse, shall be selected by Landlord, subject to Tenant's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The architect (the "GREENHOUSE ARCHITECT"), engineers, and designers responsible for the design and development of the Greenhouse shall be selected by Tenant, subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned, or delayed. The Project Contractor shall select all subcontractors to be used for the Project Work, the TI Contractor shall select all subcontractors to be used for the Tenant Improvements, and the Greenhouse Contractor shall select all subcontractors to be used for the Greenhouse, provided that any subcontractors ("MAJOR SUBCONTRACTORS") under subcontracts in excess of $100,000.00 ("MAJOR SUBCONTRACTS") shall be subject to the mutual approval of Landlord and Tenant. The TI Architect, the TI Contractor, the Greenhouse Architect, and the Greenhouse Contractor shall coordinate with the Project Architect in a manner reasonably satisfactory to Landlord. Landlord and Tenant hereby acknowledge and agree that: (i) O'Brien Atkins & Associates has been pre-approved as the Project Architect and the TI Architect; (ii) Miller Building Corporation has been pre-approved as the Project Contractor, the TI Contractor, and the Greenhouse Contractor; and (iii) Bartholomew Associates, Inc. has been pre-approved as the Greenhouse Architect. For purposes of this Work Letter, the Project Architect and the TI Architect may be referred to collectively as the "PRIMARY ARCHITECTS", the Project Architect, the TI Architect, and the Greenhouse Architect may be referred to collectively as the "ARCHITECTS", the Project Contractor, the TI Contractor, and the Greenhouse Contractor may be referred to collectively as the "CONTRACTORS", and the Architects and the Contractors may be referred to generally as "DEVELOPERS".

     2.  Building Work.
         -------------

          2.1.  Base Building Work Defined. As used herein, "BASE BUILDING WORK"
                --------------------------
shall mean all of the work required to design and construct, in their entirety, the improvements described on Schedule B attached hereto, and shall include on-site surface parking of not less than 140 spaces (as may be limited by, and subject to, any changes mandated by Legal

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Requirements (including zoning restrictions) that may be enacted or first effective after the Effective Date and to any changes in the design of the Building requested or approved by Tenant and made after the Effective Date).

          2.2.  Tenant Improvements Defined. As used herein, "TENANT
                ---------------------------
IMPROVEMENTS" shall mean all improvements to the Building desired by Tenant of a fixed and permanent nature, exclusive of the Base Building Work. Other than the Base Building Work and the Tenant Improvements (collectively, the "BUILDING WORK") and the Greenhouse, Landlord shall have no obligation whatsoever with respect to the finishing, outfitting, equipping, or furnishing of the Premises for Tenant's use and occupancy.

          2.3.  Building Design Program. Within 5 business days after the mutual
                -----------------------
execution of this Work Letter, Tenant shall prepare and deliver to Landlord and the Primary Architects outline specifications detailing Tenant's requirements for the Building Work (the "BUILDING DESIGN PROGRAM"). Within 5 business days after Landlord's and the Primary Architects' receipt of the Building Design Program, Landlord shall deliver to Tenant any written objections, questions, and/or comments (generally, "COMMENTS") that Landlord and/or the Primary Architects may have regarding such Building Design Program. Within 5 business days after Tenant's receipt of any such Comments, Tenant shall cause the Building Design Program to be revised to address such Comments and to be resubmitted to Landlord and the Primary Architects for approval. Any disputes in connection with such Comments shall be resolved in accordance with Section 4.

          2.4.  Building Schematic Plans. Within 15 business days after the
                ------------------------
Building Design Program has been approved, Landlord shall cause the Primary Architects to prepare and submit to Tenant for Tenant's review and comment schematic drawings for the development of the Building Work (the "BUILDING SCHEMATIC PLANS"). Tenant shall be solely responsible for ensuring that the Building Schematic Plans reflect Tenant's requirements for the Building Work. Within 5 business days after Tenant's receipt of the Building Schematic Plans, Tenant shall deliver to Landlord and the Primary Architects any Comments that Tenant may have regarding the Building Schematic Plans; provided, however, that Tenant may not disapprove any matter that is substantially consistent with the Building Design Program without submitting a "CHANGE REQUEST" (as defined in
Section 6.1). Within 10 business days after Landlord's and the Primary Architects' receipt of any such Comments, Landlord and the Primary Architects shall consider all such Comments in good faith and shall notify Tenant how Landlord proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4.

          2.5.  Building Design Development Plans. Within 15 business days after
                ---------------------------------
the Building Schematic Plans have been approved, Landlord shall cause the Primary Architects to prepare and submit to Tenant for Tenant's review and comment design development plans and specifications for the development of the Building Work (the "BUILDING DESIGN DEVELOPMENT PLANS"). Tenant shall be solely responsible for ensuring that the Building Design Development Plans reflect Tenant's requirements for the Building Work. Within 5 business days after Tenant's receipt of the Building Design Development Plans, Tenant shall deliver to Landlord and the Primary Architects any Comments that Tenant may have regarding the Building Design

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Development Plans; provided, however, that Tenant may not disapprove any matter that is substantially consistent with the Building Schematic Plans without submitting a Change Request. Within 10 business days after Landlord's and the Primary Architects' receipt of any such Comments, Landlord and the Primary Architects shall consider all such Comments in good faith and shall notify Tenant how Landlord proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4.

          2.6.  Building Construction Drawings. Within 45 business days after
                ------------------------------
the Building Design Development Plans have been approved, Landlord shall cause the Primary Architects to prepare and deliver to Tenant for Tenant's review and comment construction plans, specifications, and drawings for the Building Work ("BUILDING CONSTRUCTION DRAWINGS"), which Building Construction Drawings shall be prepared substantially in accordance with the Building Design Development Plans. Tenant shall be solely responsible for ensuring that the Building Construction Drawings reflect Tenant's requirements for the Building Work. Within 5 business days after Tenant's receipt of the Building Construction Drawings, Tenant shall deliver to Landlord and the Primary Architects any Comments that Tenant may have regarding the Building Construction Drawings; provided, however, that Tenant may not disapprove any matter that is substantially consistent with the Building Design Development Plans without submitting a Change Request. Within 10 business days after Landlord's and the Primary Architects' receipt of any such Comments, Landlord and the Primary Architects shall consider all such Comments in good faith and shall notify Tenant how Landlord proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4. Once approved by Tenant, Landlord shall not materially modify the Building Construction Drawings except as may be reasonably required in connection with the issuance of any of the "PERMITS" (as defined in Section 5.2). Landlord will give Tenant prompt Notice of any such material modifications.

     3.  Greenhouse.
         ----------

          3.1.  Greenhouse Design Program.  Within 5 business days after the
                -------------------------
mutual execution of this Work Letter, Tenant shall prepare and deliver to Landlord and the Greenhouse Architect outline specifications detailing Tenant's requirements for the Greenhouse (the "GREENHOUSE DESIGN PROGRAM"). Within 5 business days after Landlord's and the Greenhouse Architect's receipt of the Greenhouse Design Program, Landlord shall deliver to Tenant any Comments that Landlord may have regarding such Greenhouse Design Program. Within 5 business days after Tenant's receipt of any such Comments, Tenant shall cause the Greenhouse Design Program to be revised to address such Comments and to be resubmitted to Landlord and the Greenhouse Architect for approval. Any disputes in connection with such Comments shall be resolved in accordance with Section 4.

          3.2.  Greenhouse Schematic Plans. Within 15 business days after the
                --------------------------
Greenhouse Design Program has been approved, Tenant shall cause the Greenhouse Architect to prepare and submit to Landlord for Landlord's review and comment schematic drawings for the development of the Greenhouse (the "GREENHOUSE SCHEMATIC PLANS"). Tenant shall be solely responsible for ensuring that the Greenhouse Schematic Plans reflect Tenant's requirements for the Greenhouse. Within 5 business days after Landlord's receipt of the Greenhouse Schematic

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Plans, Landlord shall deliver to Tenant and the Greenhouse Architect any
Comments that Landlord may have regarding the Greenhouse Schematic Plans; provided, however, that Landlord may not disapprove any matter that is substantially consistent with the Greenhouse Design Program. Within 10 business days after Tenant's and the Greenhouse Architect's receipt of any such Comments, Tenant and the Greenhouse Architect shall consider all such Comments in good faith and shall notify Landlord how Tenant proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4. The cost of any changes to the Building Construction Drawings that become necessary because of any changes to the Greenhouse Schematic Plans requested by Landlord shall be payable by Landlord.

          3.3.  Greenhouse Design Development Plans. Within 15 business days
                -----------------------------------
after the Greenhouse Schematic Plans have been approved, Tenant shall cause the Greenhouse Architect to prepare and submit to Landlord for Landlord's review and comment design development plans and specifications for the development of the Greenhouse (the "GREENHOUSE DESIGN DEVELOPMENT PLANS"). Tenant shall be solely responsible for ensuring that the Greenhouse Design Development Plans reflect Tenant's requirements for the Greenhouse. Within 5 business days after Landlord's receipt of the Greenhouse Design Development Plans, Landlord shall deliver to Tenant and the Greenhouse Architect any Comments that Landlord may have regarding the Greenhouse Design Development Plans; provided, however, that Landlord may not disapprove any matter that is substantially consistent with the Greenhouse Schematic Plans. Within 10 business days after Tenant's and the Greenhouse Architect's receipt of any such Comments, Tenant and the Greenhouse Architect shall consider all such Comments in good faith and shall notify Landlord how Tenant proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4. The cost of any changes to the Building. Construction Drawings that become necessary because of any changes to the Greenhouse Design Development Plans requested by Landlord shall be payable by Landlord.

          3.4.  Greenhouse Construction Drawings. Within 45 business days after
                --------------------------------
the Greenhouse Design Development Plans have been approved, Tenant shall cause the Greenhouse Architect to prepare and deliver to Landlord for Landlord's review and comment construction plans, specifications, and drawings for the Greenhouse ("GREENHOUSE CONSTRUCTION DRAWINGS"), which Greenhouse Construction Drawings shall be prepared substantially in accordance with the Greenhouse Design Development Plans. Tenant shall be solely responsible for ensuring that the Greenhouse Construction Drawings reflect Tenant's requirements for the Greenhouse. Within 10 business days after Landlord's receipt of the Greenhouse Construction Drawings, Landlord shall deliver to Tenant and the Greenhouse Architect any Comments that Landlord may have regarding the Greenhouse Construction Drawings; provided, however, that Landlord may not disapprove any matter that is substantially consistent with the Greenhouse Design Development Plans. Within 10 business days after Tenant's and the Greenhouse Architect's receipt of any such Comments, Tenant and the Greenhouse Architect shall consider all such Comments in good faith and shall notify Landlord how Tenant proposes to respond to such Comments. Any disputes in connection with such Comments shall be resolved in accordance with Section 4. The cost of any changes to the Building Construction Drawings that become necessary because of any changes to the Greenhouse Construction Drawings requested

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by Landlord shall be payable by Landlord. Once approved by Landlord, Tenant shall not materially modify the Greenhouse Construction Drawings except as may be reasonably required in connection with the issuance of any of the Permits. Tenant will give Landlord prompt Notice of any such material modifications.

     4.  Approval and Completion. Landlord and Tenant hereby acknowledge that Q)
         -----------------------
the Building Construction Drawings must be completed and approved not later than December 31,1999, in order for the Building Work to be "SUBSTANTIALLY COMPLETE" (as defined in Section 5.3) by the Target Commencement Date, and (ii) the Greenhouse Construction Drawings must be completed and approved not later than December 31, 1999, in order for the Greenhouse to be Substantially Complete by the Target Commencement Date (the Building Construction Drawings and the Greenhouse Construction Drawings may be referred to collectively as the "CONSTRUCTION DRAWINGS"). If there is any dispute regarding the design of the Building Work or the Greenhouse that is not settled within 5 business days after Notice of such dispute is delivered by one party to the other, (x) Landlord shall have the right to make the final decision if the dispute concerns the design of the Base Building Work, provided Landlord acts reasonably and such final decision is either consistent with or a reasonable compromise between Landlord's and Tenant's positions with respect to such dispute, and (y) Tenant shall have the right to make the final decision if the dispute concerns the design of the Tenant Improvements or the Greenhouse, provided Tenant acts reasonably and such final decision is either consistent with or a reasonable compromise between Landlord's and Tenant's positions with respect to such dispute. All costs and expenses resulting from any final decision with respect to the Building Work shall be payable out of the "BUILDING FUND" (as defined in Section 7.5) and resulting from any final decision with respect to the Greenhouse shall be payable out of the "GREENHOUSE FUND" (as defined in Section 7.8). Any changes to the Construction Drawings requested by Tenant following Landlord's and Tenant's approval of same shall be processed as provided in
Section 6 hereof.

     5.  Performance of Landlord's Work.
         ------------------------------

          5.1.  Definition of Landlord's Work. As used herein, "LANDLORD'S WORK"
                -----------------------------
shall mean the work of constructing the Building Work and the Greenhouse.

          5.2.  Permitting and Commencement of Landlord's Work. Once the
                ----------------------------------------------
Building Construction Drawings have been approved, Landlord shall commence construction of the Base Building Work upon obtaining a building permit authorizing the construction of the Base Building Work as contemplated in this Work Letter (the "BASE BUILDING PERMIT"). Tenant shall cooperate and assist Landlord in obtaining the Base Building Permit, the cost of which shall be payable from the Building Fund. Thereafter, Landlord shall commence construction of the Tenant Improvements upon the later of (a) the date that Landlord obtains a building permit authorizing the construction of the Tenant Improvements as' contemplated in this Work Letter (the "TI PERMIT"), and (b) the date that the Base Building Work has been sufficiently completed such that the work of constructing the Tenant Improvements can be efficiently performed. Tenant shall cooperate and assist Landlord in obtaining the TI Permit, the cost of which shall be payable from the Building Fund. Once the Greenhouse Construction Drawings have been approved, Landlord shall commence construction of the Greenhouse upon the later of (x) the date that Landlord obtains a building permit authorizing the construction of the Greenhouse as contemplated in this Work Letter (the "GREENHOUSE PERMIT"), and (y) the date that the Base Building Work has been sufficiently completed such that the work of constructing the Greenhouse can be efficiently performed. Tenant shall cooperate and assist Landlord in obtaining the Greenhouse Permit, the cost of which shall be payable from the Greenhouse Fund. If any governmental or quasi-governmental authorities having jurisdiction over the performance of any portion of Landlord's Work (a "GOVERNMENTAL AUTHORITY") or any permit, license, or approval required in connection therewith shall impose terms or conditions on the Base Building Permit, the TI Permit, or the Greenhouse Permit (which may be referred to collectively as the "PERMITS") that: (i) are inconsistent with Landlord's obligations under this Work Letter; (ii) are substantially inconsistent with any of the Construction Drawings; (iii) materially increase the cost of performing Landlord's Work; or (iv) will materially delay the performance of Landlord's Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms or conditions.

          5.3.  Completion of Landlord's Work. In recognition and consideration
                -----------------------------
of the fact that the Building, the Tenant Improvements, and the Greenhouse are yet to be designed and/or constructed, the parties to this Work Letter hereby agree that Landlord may make "MINOR VARIATIONS" (as defined below) in the size, design, engineering, configuration, and placement of any portion of Landlord's Work, and such Minor Variations shall not render the Lease void or voidable nor give Tenant the right to any reduction or abatement in Rent, notwithstanding anything contained in this Work Letter or any rule of law or equity to the contrary. On or before the Commencement Date (subject only to "TENANT CAUSED DELAYS" (as defined in Section 5.6) and delays cause by Force Majeure ("FORCE MAJEURE DELAYS")), Landlord shall substantially complete or cause to be substantially completed Landlord's Work in accordance with the Permits, and shall obtain at least a temporary certificate of occupancy for the Building and the Greenhouse that will allow Tenant to use and occupy such Building and Greenhouse for substantially the purposes contemplated in the Permitted Use (collectively, the "TEMPORARY CERTIFICATE"), subject to Minor Variations and customary "punch list" items of a non-material nature that do not adversely affect Tenant's use or occupancy of the Building and the Greenhouse for substantially the purposes contemplated in the Permitted Use or the validity of the Temporary Certificate ("SUBSTANTIALLY COMPLETE" or "SUBSTANTIAL COMPLETION"); provided, however, that Landlord shall have no obligation to obtain or maintain, and shall not obtain or maintain, any permits, licenses, approvals, certificates, or other entitlements necessary or appropriate to Tenant's specific use of the Premises or the conduct of Tenant's specific business operations on the Premises. Upon the Substantial Completion of Landlord's Work, each Architect shall be required to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects document G704. For purposes of this Work Letter, "MINOR VARIATIONS" shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements (including the North Carolina State Building Code, as adopted by the City of Durham (the "CODE")) and/or to obtain or to comply with any required permit (including the Permits); (ii) to comply with any request by the Tenant for modifications to Landlord's Work; (iii) to make reasonable, but minor, adjustments in order to comport with good design, engineering, and construction practices; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the performance of Landlord's Work.

          5.4.  Selection of Materials, Etc. Where more than one type of
                ---------------------------
material or structure is indicated on any of the Construction Drawings approved by Landlord and Tenant, the option will be within Landlord's reasonable discretion as to the Building Work and the option will be within Tenant's reasonable discretion as to the Greenhouse. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, Landlord shall select the manufacturer thereof in Landlord's reasonable discretion.

          5.5.  Delivery of the Premises. When Landlord's Work is Substantially
                ------------------------
Complete, subject to the remaining terms and provisions of this Section, Tenant shall accept the Premises in their then existing condition. Tenant's taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty, including those with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly to Tenant by manufacturers), (ii) any non-compliance of Landlord's Work with Legal Requirements (including the Code), or (iii) any claim that Landlord's Work was not completed substantially in accordance with any of the Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a "CONSTRUCTION DEFECT"). Tenant shall have 1 year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter. Notwithstanding the foregoing, Landlord shall not be in default under the Lease if:

          (a) with respect to Construction Defects that Landlord reasonably determines, in good faith, involve or may involve structural components of the Premises or pose or may pose a significant risk of personal injury or substantial property damage ("SERIOUS CONSTRUCTION DEFECTS"), the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30-day period, but Landlord, within 30 days thereafter, commences and diligently and continuously pursues such remedial action to completion, at Landlord's sole cost and expense;

          (b) with respect to Construction Defects that Landlord reasonably determines, in good faith, are not Serious Construction Defects or involve Tenant's Property, the applicable contractor, despite Landlord's reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate, at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant indemnifies and holds Landlord harmless from and against any liability, loss, cost, damage or expense in connection with any such claim; or

          (c) with respect to any part of Landlord's Work, any action by Tenant to the extent such action results in the invalidation of any otherwise enforceable warranty or bond that would cover the cost of remedying such Construction Defect.

Any determination made by Landlord pursuant to paragraph (a) or (b) above shall be deemed reasonable and in good faith if based on advice received by Landlord from an independent and duly licensed design or construction consultant (a "DEFECT CONSULTANT"). Tenant may ask a

Defect Consultant to provide written confirmation of the advice given Landlord in connection with a determination by Landlord that a specific Construction Defect is not a Serious Construction Defect if, and only if, (i) Tenant gives Landlord Notice of such desire within 3 business days after receiving Notice of Landlord's determination, and (ii) Tenant is solely responsible for any fee, cost, charge, or other assessment imposed by the Defect Consultant for providing such written confirmation; provided, however, that Tenant understands and agrees that Landlord's waiver of the potential conflict of interest facing the Defect Consultant shall be strictly limited to the advice, and only the advice, given Landlord in the specific instance in question and shall not apply, under any circumstances, to any other advice or matters that may be the subject of the services provided to Landlord by the Defect Consultant.

     Landlord shall use commercially reasonable efforts to cause the following to be included in the agreements ("DEVELOPMENT AGREEMENTS") entered into with each Developer other than the Greenhouse Architect, and Tenant shall use commercially reasonable efforts to cause the following to be included in the Development Agreement entered into with the Greenhouse Architect: (i) an express statement or agreement by each such Developer that Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) is an "intended third party beneficiary" with respect to all express representations and warranties contained in such Developer's Development Agreement and with respect to all warranties implied, at law or in equity, from the relationship created by such Developer's Development Agreement or from the work performed by or on behalf of such Developer pursuant to such Developer's Development Agreement; (ii) express representations and warranties from each Developer that are "industry standard" for such professionals when providing services to Similar Facilities in the Sub-Market, which representations and warranties also shall be expressly assignable to Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) and, as to each Architect, shall include, but not be limited to, a representation or warranty that the Construction Drawings prepared by or on behalf of such Architect comply with all applicable Legal Requirements (including the Code), subject to Minor Variations and such other changes as are permitted hereunder; (iii) as to the Project Architect, an express requirement that the Project Architect obtain and/or maintain errors and omissions insurance with a minimum limit of not less than $2,000,000.00; (iv) as to each Developer, an express requirement that Tenant (if Landlord is the contracting party) or Landlord (if Tenant is the contracting party) be added as an additional insured under any insurance for which the contracting party is to be named an additional insured; and (v) as to each Contractor, an express requirement that such Contractor direct all manufacturers supplying equipment to be installed in the Building or the Greenhouse to name both Landlord and Tenant as the parties entitled to the benefits of the manufacturers' equipment warranties. In all events, Tenant shall be entitled to receive the benefit of all design and construction warranties and all manufacturers' equipment warranties for equipment installed in the Building or the Greenhouse, and Landlord, if requested by Tenant, will cooperate with Tenant in obtaining the benefit of all such warranties (subject to the limitations described in paragraphs (a), (b), and (c) above). If requested by Tenant, Landlord shall use commercially reasonable efforts to obtain extended warranties from the manufacturers and suppliers of any equipment to be installed in the Building or the Greenhouse, provided that the cost of any such extended warranties shall be subject to Tenant's approval and, unless paid directly by Tenant, at Tenant's option, shall be paid solely out of the Building Fund for equipment installed in the Building and shall be paid solely out of the Greenhouse Fund for equipment installed in the

Greenhouse. Within 5 days after receiving Notice from Tenant identifying punch list items, Landlord shall undertake the correction of such punch list items and shall complete, or cause to be completed, the correction of all punch list items within 20 days thereafter; provided, however, if the nature of the punch list items are such that they reasonably require more than 20 days to correct, then Landlord shall not be deemed to be in default hereunder if Landlord commences such correction within said 20-day period and thereafter diligently pursues the same to completion; provided further, however, that such correction shall be completed no later than 45 days from the date of Tenant's Notice regarding punch list items (subject to Force Majeure Delays).

          5.6.  Commencement Date Delay. The Commencement Date shall occur when
                -----------------------
Landlord's Work has been Substantially Completed (the "COMPLETION DATE"), except to the extent that completion of Landlord's Work shall have been actually delayed by any one or more of the following causes (a "TENANT CAUSED DELAY"):

               (a) Tenant's Representative was not available to give or receive any Communication (in the manner required under the notice provisions contained in Section 44(a) of the Lease) or to take any other action required to be taken by Tenant hereunder;

               (b) Any Change Request, whether or not the Change that is the subject of the Change Request is actually performed;

               (c)  Construction of any Change;

               (d) Tenant's request for materials, finishes, or installations requiring unusually long lead times;

               (e) Tenant's delay in reviewing, revising, providing Comments, or approving specifications, plans, drawings, or other materials beyond the periods set forth herein;

               (f) Tenant's delay in providing information critical to the normal progression of Landlord's Work (Tenant shall provide such information as soon as reasonably possible, but in no event longer than 1 week after receipt of any request for such information from Landlord that is transmitted in the manner required under the notice provisions contained in Section 44(a) of the Lease);

               (g) Tenant's delay in making payments to Landlord for "EXCESS BUILDING COSTS" (as defined in Section 7.5) or "EXCESS GREENHOUSE COSTS" (as defined in Section 7.8) or

               (h) Any other act or omission by Tenant or its agents, contractors, or persons employed by any of such persons.

If the Commencement Date is delayed for any of the foregoing reasons, then Landlord shall cause the Project Architect (with respect to the Base Building
Work), the TI Architect (with respect to the Tenant Improvements), and the Greenhouse Architect (with respect to the

Greenhouse) to certify the date on which Landlord's Work would have been Substantially Completed but for such Tenant Caused Delay and such certified date shall be the Commencement Date under the Lease.

     6.  Changes. Any changes requested by Tenant to Landlord's Work ("CHANGES")
         -------
after the mutual approval of any of the Construction Drawings shall be requested and instituted in accordance with the provisions of this Section and shall be subject to the written approval of Landlord and the appropriate Architect, such approval not to be unreasonably withheld, conditioned, or delayed.

          6.1.  Tenant's Right to Request Changes. Tenant shall request Changes,
                ---------------------------------
if any, by giving Notice to Landlord in substantially the same form as the AIA standard change order form (a "CHANGE REQUEST"), which Change Request shall detail the nature and extent of any such Change. Tenant's Representative must sign such Change Request. Landlord, before proceeding with any Change, shall use commercially reasonable efforts to respond to Tenant as soon as reasonably possible with an estimate of: (i) the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete; and (ii) the architectural and engineering fees and costs that will be incurred to analyze such Change Request. Within 10 business days after Landlord's receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), Landlord shall submit to Tenant a written analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord's Work will be Substantially Complete. Any such delay in the completion of Landlord's Work caused by a Change, including any suspension of Landlord's Work while any such Change is being evaluated and/or designed, shall be a Tenant Caused Delay. Notwithstanding the foregoing, Landlord's Work may not be suspended as a result of any Change Request unless specifically approved by Tenant.

          6.2.  Implementation of Changes. If Tenant: (i) approves in writing
                -------------------------
the cost or savings and the estimated extension in the time for completion of Landlord's Work, if any, and (ii) deposits with Landlord any Excess Building Costs required in connection with any Change of the Building Work or any Excess Greenhouse Costs required in connection with any Change of the Greenhouse, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the appropriate Architect's determination of the amount of Tenant Caused Delay in connection with such Change shall be final and binding on Landlord and Tenant.

     7.  Costs.
         -----

          7.1.  Budget for Landlord's Work. Before commencing Landlord's Work,
                --------------------------
Landlord shall obtain a detailed budget (the "BUDGET"), by trade, of the costs incurred or that will be incurred in connection with the design, permitting, and construction of the Building Work (the "BUILDING COSTS"), and the design, permitting, and construction of the Greenhouse (the "GREENHOUSE COSTS"). The Budget shall be based upon the Construction Drawings and shall include a payment to Landlord of administrative rent ("ADMINISTRATIVE RENT") equal to 2.50% of the Building Costs and the Greenhouse Costs (collectively, "PROJECT COSTS") for administering, monitoring, and inspecting Landlord's Work, which sum shall be payable from the Building Fund and/or the Greenhouse Fund. Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses, and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such administration, monitoring, and inspection of Landlord's Work. Landlord shall have the right (but not the obligation) to engage a project or development manager to assist in performing such administration, monitoring, and inspection of Landlord's Work and any payments to any such manager (excluding payments for any services performed by such manager at Tenant's direct request or direction) shall be payable from Administrative Rent.

          7.2.  Excess Line Item Costs. If at any time and from time-to-time
                ----------------------
Landlord reasonably determines that the actual cost of certain services or materials required for the Building Work will exceed the line item in the Budget for such services or materials, Landlord shall give Notice to Tenant of same and Tenant thereafter either shall approve or disapprove the excess line item cost within 5 business days after Landlord's Notice. If Tenant approves the excess line item cost, Landlord shall proceed with the Building Work and the excess line item cost will be included in "BASE CONSTRUCTION COSTS" (as defined in Section 3(a) of the Lease). If Tenant disapproves the excess line item cost, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate such excess line item cost. Any excess line item cost not approved by Tenant shall not be included in Base Construction Costs.

          7.3.  Building Allowance. Landlord shall provide to Tenant a building
                ------------------
allowance ("BUILDING ALLOWANCE") of not more than $155.00 (in increments of $10.00) per rentable square foot of the Building, provided that under no circumstances (including an increase in the rentable square footage of the Building) shall the aggregate amount of the Building Allowance exceed $8,331,250.00. Within 10 business days after Tenant's receipt of the Budget from Landlord, Tenant shall give Landlord Notice of how much of the Building Allowance Tenant has elected to receive from Landlord. Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord's consent, which may be granted or withheld in Landlord's sole and absolute discretion. If the Budget for the Building Work is greater than the Building Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of Landlord's Work, for disbursement by Landlord to pay Building Costs.

          7.4.  Costs Includable in Building Allowance. The Building Allowance
                --------------------------------------
shall be used solely for the payment of design, permitting, and construction costs in connection with the construction of the Building Work, including, without limitation, the cost of preparing the Building Design Program, the Building Schematic Plans, the Building Design Development Plans, and the Building Construction Drawings, all costs set forth in the Budget, including Administrative Rent and Landlord's out-of-pocket expenses and other costs resulting from Tenant Caused Delays and the cost of Changes, to the extent of the Building Allowance. The items that may be paid for using the Building Allowance include, without limitation, the shell and core of the Building, the site improvements appurtenant to the Building, HVAC systems, utility distribution systems, laboratory benches and casework, and hazardous waste containment equipment. Notwithstanding anything to the contrary contained herein, the Building Allowance shall not be used to pay for trade fixtures, emergency generators or related emergency power equipment, furniture, personal property, or other non-building system materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Building.

          7.5.  Excess Building Costs. It is understood and agreed that Landlord
                ---------------------
is under no obligation to bear any portion of the cost of any of the Building Work except to the extent of the Building Allowance. If at any time and from time-to-time Landlord reasonably determines that the remaining Building Costs under the Budget exceed the remaining unexpended Building Allowance, Landlord shall give Notice to Tenant of same and Tenant thereafter shall deposit with Landlord, as a condition precedent to Landlord's obligation to complete the Building Work, 100% of the then current Building Costs in excess of the remaining Building Allowance ("EXCESS BUILDING COSTS"). If Tenant fails to deposit with Landlord, or deposits with Landlord after the date demanded in Landlord's Notice (which shall not be less than 5 business days after Landlord's Notice), the amount of any Excess Building Costs, Landlord may suspend Landlord's Work until the required deposit has been made and shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge), and for purposes of any litigation instituted with regard to such amounts the same will be considered Rent. Such deposits of Excess Building Costs, together with the proceeds of the Building Allowance, are herein referred to as the "BUILDING FUND". Funds so deposited by Tenant shall be the first thereafter disbursed to pay Building Costs. Notwithstanding anything to the contrary set forth in this Section, Tenant shall be fully and solely liable for Building Costs and the cost of Minor Variations in excess of the Building Allowance (except as may be provided otherwise in Section 7.2 above). If upon Substantial Completion of the Building Work and the payment of all sums due in connection therewith there remains any undisbursed Building Allowance, Tenant shall be entitled to such undisbursed Building Allowance solely to the extent of any deposits of Excess Building Costs that Tenant has actually made with Landlord.

          7.6.  Greenhouse Loan. Pursuant to Section 42 of the Lease and in
                ---------------
accordance with the Greenhouse Loan Documents, Landlord is making a loan to Tenant in the maximum amount of $1,200,000.00 to be used by Tenant solely for the construction of the Greenhouse (the "GREENHOUSE LOAN").

          7.7.  Costs Includable in Greenhouse Loan. The Greenhouse Loan shall
                -----------------------------------
be used solely for the payment of design, permitting, and construction costs in connection with the construction of the Greenhouse, including, without limitation, the cost of preparing the Greenhouse Design Program, the Greenhouse Schematic Plans, the Greenhouse Design Development Plans, and the Greenhouse Construction Drawings, all other costs set forth in the Budget, including Administrative Rent and Landlord's out-of-pocket expenses and other costs resulting from Tenant Caused Delays and the cost of Changes. Notwithstanding anything to the contrary contained herein, the Greenhouse Loan shall not be used to pay for trade fixtures, emergency generators or related emergency power equipment, furniture, personal property, or other non-building system materials or equipment, including, but not be limited to, biological safety cabinets and other scientific equipment not incorporated into the Greenhouse.

          7.8.  Excess Greenhouse Costs. It is understood and agreed that
                -----------------------
Landlord is under no obligation to bear any portion of the cost of the Greenhouse, and has only the obligation to disburse proceeds of the Greenhouse Loan in accordance with the terms and conditions of the Greenhouse Loan Documents. If at any time and from time-to-time Landlord reasonably determines that the remaining Greenhouse Costs under the Budget exceed the remaining undisbursed proceeds of the Greenhouse Loan, Landlord shall give Notice to Tenant of same and Tenant thereafter shall deposit with Landlord, as a condition precedent to Landlord's obligation to complete the Greenhouse, 100% of the then current Greenhouse Costs in excess of the remaining undisbursed proceeds of the Greenhouse Loan ("EXCESS GREENHOUSE COSTS"). If Tenant fails to deposit with Landlord, or deposits with Landlord after the date demanded in Landlord's Notice (which shall not be less than 5 business days after Landlord's Notice), the amount of any Excess Greenhouse Costs, Landlord may suspend Landlord's Work until the required deposit has been made and shall have all of the rights and remedies set forth in the Greenhouse Loan Documents for nonpayment of principal, interest, and other monies due in connection with the Greenhouse Loan (including, but not limited to, the right to interest at the "DEFAULT INTEREST RATE" (as defined in the Greenhouse Loan Documents) and the right to assess a late charge). Such deposit of Excess Greenhouse Costs, together with the proceeds of the Greenhouse Loan, are herein referred to as the "GREENHOUSE FUND". Funds so deposited by Tenant shall be the first thereafter disbursed to pay Greenhouse Costs. Notwithstanding anything to the contrary set forth in this Section, Tenant shall be fully and solely liable for Greenhouse Costs and the cost of Minor Variations in excess of the amount of the Greenhouse Loan. If upon Substantial Completion of the Greenhouse and the payment of all sums due in connection therewith there remains any undisbursed proceeds of the Greenhouse Loan, Tenant shall be entitled to such undisbursed proceeds solely to the extent of any deposits of Excess Greenhouse Costs that Tenant has actually made with Landlord.

     8.  Tenant Access.
         -------------

          8.1.  Tenant's Access Rights. Landlord hereby agrees to permit Tenant
                ----------------------
access to the Building, at Tenant's sole risk and expense, (i) 30 days prior to the Commencement Date to perform any work ("TENANT'S WORK") required by Tenant other than Landlord's Work (including, as examples only, installation of telephones, cables, and, to the extent reasonably practical, trade fixtures and furniture), provided that such Tenant's Work is coordinated with the TI Architect and the TI Contractor and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord's Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Building unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect.

          8.2. No Interference. Neither Tenant nor its employees, consultants, agents, contractors, and suppliers shall interfere with the performance of Landlord's Work, nor with any inspections or issuance of final approvals by Durham County, North Carolina, or the City of

Durham, and upon any such interference, Landlord shall have the right to exclude Tenant and Tenant's employees, consultants, agents, contractors, and suppliers from the Premises and the Building until Substantial Completion of Landlord's Work.

          8.3.  No Acceptance of Premises. So long as Tenant engages only in the
                -------------------------
activities enumerated in Section 8.1, the fact that Tenant, with Landlord's consent, may enter the Building prior to the date Landlord's Work is Substantially Complete shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the willful misconduct or negligence of Tenant or its agents.

     9.  Notification of Delays. Not less than once each calendar month from the
         ----------------------
date of this Work Letter through the Commencement Date, Landlord shall deliver to Tenant written notification of the number of days during the immediately preceding calendar month Landlord's performance under this Work Letter or the Lease was delayed as a result of Tenant Caused Delays or Force Majeure Delays, which written notification shall also include a description of the nature of such Tenant Caused Delay or Force Majeure Delay.

     10.  Miscellaneous
          -------------

          10.1.  Consents. Whenever consent or approval of either party is
                 --------
required under this Work Letter, that party shall not unreasonably withhold, condition, or delay such consent or approval, except as may be expressly set forth herein to the contrary. Notwithstanding the foregoing, and regardless of any standard that may be applicable to any consent or approval rights given to Landlord hereunder, Landlord shall be justified in withholding, and shall not incur any liability for so withholding, any consent or approval to any action, document, or matter that Landlord determines, in its sole and absolute discretion, will or might adversely affect Landlord's status as a "real estate investment trust".

          10.2.  Modification. No modification, waiver, or amendment of this
                 ------------
Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

          10.3.  Counterparts. This Work Letter may be executed in any number of
                 ------------
counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute a single agreement with the same effect as if all parties had signed the same signature page. Any signature page from any counterpart of this Work Letter, signed only by one party, may be detached from such counterpart and re-attached to any other counterpart of this Work Letter that has a signature page signed only by the other party.

          10.4.  Governing Law. This Work Letter shall be governed by, construed
                 -------------
and enforced in accordance with the internal laws of the state in which the Premises are located, without regard to choice of law principles of such State.

          10.5.  Time of the Essence. Time is of the essence of this Work Letter
                 -------------------
and of each and all provisions thereof.

          10.6.  Severability. If any term or provision of this Work Letter is
                 ------------
declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

          10.7.  Merger. All understandings and agreements, oral or written,
                 ------
heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final approved constructions drawings and specifications prepared pursuant hereto) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

          10.8.  Interpretation. The normal rule of construction to the effect
                 --------------
that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Work Letter or any schedules or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Work Letter are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Work Letter, or any provision hereof, or in any way affect the interpretation of this Work Letter.

          10.9.  Attorneys Fees. If either Landlord or Tenant reasonably seeks
                 --------------
legal services with respect to the proper interpretation or enforcement of this Work Letter, the party receiving substantially the result it sought or defended (the "PREVAILING PARTY"), whether by award, judgment, stipulation, settlement, workout, default, or otherwise and whether or not any legal action may have been instituted or instituted and then voluntarily dismissed, shall be entitled to recover from the adverse party all reasonable fees and costs incurred by the Prevailing Party in connection with such legal services ("LEGAL FEES"). Legal Fees include, without limitation, (i) fees, costs, and expenses of any engineers, accountants, appraisers, consultants, brokers, and other professionals or experts retained or consulted by the Prevailing Party, and other costs and expenses of investigation or analysis incurred by the Prevailing Party in support of its position, and (ii) all such fees, costs, and expenses incurred in any aspect of the legal process, whether out-of-court negotiations, mediation, arbitration, commencement of suit, discovery, law and motion, trial, appellate proceedings, or any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11, or 13 of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., or any successor statutes.

          10.10.  No Third Party Benefits. Landlord and Tenant do not intend by
                  -----------------------
any provision of this Work Letter to confer any right, remedy, or benefit upon any third party, and no third party shall be entitled to enforce, or otherwise shall acquire any right, remedy, or benefit by reason of, any provision of this Work Letter.

          10.11.  No Waiver: Remedies Cumulative. No purported waiver of any
                  ------------------------------
provision of this Work Letter shall be binding unless such waiver is in writing and signed by the party to be bound. In addition, no waiver of any provision of this Work Letter shall be deemed, or shall constitute, a waiver of any other provision of this Work Letter, whether or not similar, nor shall any waiver constitute a continuing waiver. Further, no failure to exercise and no delay in exercising any power, right, remedy, or privilege under this Work Letter shall impair such power, right, remedy, or privilege or shall be deemed, or shall constitute, a waiver of any default under this Work Letter or acquiescence therein, nor shall any single or partial exercise of any such power, right, remedy, or privilege preclude any other or further exercise thereof or of any other power, right, remedy, or privilege. Finally, all powers, rights, remedies, and privileges existing under this Work Letter are cumulative, in addition to, and not exclusive of any other powers, rights, remedies, or privileges otherwise available to the parties to this Work Letter.

          10.12.  Incorporation by Reference. All schedules attached hereto are
                  --------------------------
hereby incorporated into this Lease and made a part hereof. If there is any conflict between such schedules and the terms of this Work Letter, such schedules shall control.

          10.13.  Entire Agreement. This Work Letter is made as a part of and
                  ----------------
pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Letter to be effective on the date first above written.


                    TENANT:

                    PARADIGM GENETICS, INC.,       (SEAL)
                    a North Carolina corporation


                    By: /s/ Ian Howes
                       --------------------------------
                    Its: Vice President
                        -------------------------------

ATTEST: /s/ John Ryals
       --------------------
Its  Asst. Secretary
   -----------------


[CORPORATE SEAL]

                    LANDLORD:

                    ARE-104 ALEXANDER ROAD, LLC,   (SEAL)
                    a Delaware limited liability company

                    By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,    (SEAL)
                        a Delaware limited partnership, managing member

                        By: ARE-QRS CORP.,         (SEAL)
                            a Maryland corporation, general partner


                            By:  Joel S. Marcus
                               --------------------------------
                            Its: Chief Executive Officer
                                -------------------------------


ATTEST: /s/ Lynn Anne Shapiro
       ----------------------
Its     Asst. Secretary
       -----------------


[CORPORATE SEAL]

                            SCHEDULE A TO WORK LETTER

                              Development Schedule
                              --------------------


Event                                                              Date
-----                                                              ----

Execution of Ground Lease                                        07/  /99

Execution of Lease                                               07/  /99

Naming of Tenant's Representative                                07/  /99

Delivery of specifications for Building
Design Program pursuant to Section 2.3                           07/  /99

Delivery of specifications for Greenhouse
Design Program pursuant to Section 3.1                           07/  /99

Delivery of final Building
Construction Drawings to Tenant                                  12/15/99

Final approval of Building Construction
Drawings pursuant to Section 4(ii)                               12/31/99

Final approval of Greenhouse Construction
Drawings pursuant to Section 4(u)                                12/31/99

Issuance of Base Building Permit                                 01/01/00

Commencement of
construction of Base Building Work                               01/01/00

Issuance of TI Permit                                            01/01/00

Issuance of Greenhouse Permit                                    01/01/00

Commencement of
construction of Tenant Improvements                              01/01/00

Commencement of
construction of Greenhouse                                       01/01/00

Substantial Completion of Landlord's Work                        06/01/00

Issuance of Temporary Certificate of Occupancy                   06/01/00

                            SCHEDULE B TO WORK LETTER

                               Base Building Work
                               ------------------

================================================================================

Description of Base Building Work - Shell and Core*

 .    Concrete Foundations and Floors
 .    Structural/Steel Frame
 .    Exterior Walls/Facade/Windows
 .    Exterior Doors
 .    Exterior Painting
 .    Roofing/Fireproofing /Caulking and Sealant
 .    Roof Hatch
 .    Shell and Core Mechanical/Plumbing
     (Includes roof drains, hose bibs, main service backflow preventer, garage exhaust (if req'd by Code))
 .    Shell and Core Electrical
     (Main electrical switchgear req'd by Code to service shell only, incl. req'd safety improvements)
 .    Shell and Core Fire Sprinklers
     (Fire riser to shell for Ordinary Group 2 fire system)
 .    Loading Area/Dock Bumpers
 .    Exit Stairs
     (As req'd by Code)
 .    Related Shell Architectural/Engineering Fees; Building Permit and
     Inspection Fees
 .    Builder's Risk Insurance Premiums


================================================================================

Description of Base Building Work - Site Improvements *

 .    Finished Grading
 .    Finished Landscape and Hardscape Features
 .    Irrigation Systems
 .    Surface Parking and Striping
     (Parking provided at or near a ratio of 3 spaces per 1,000 rentable sq. ft., or as req'd by Code)
 .    Exterior Lighting
     (Parking and landscaped areas)
 .    Trash Enclosure
 .    Utilities Stubbed to the Building
     (Sewer, water, natural gas, and electricity)
 .    Fire Hydrants

 .    ADA Access and Other Improvements Required by Code
 .    Concrete Pad for Tenant's Emergency Generator
 .    Monument Signage
     (Tenant responsible for its lettering and graphics)

* All materials and labor shall comply with Code and be "industry standard" for the Sub-Market